EXHIBIT 10.12
OFFICE SPACE LEASE


                               OFFICE SPACE LEASE


                                     BETWEEN



                               THE IRVINE COMPANY



                                       AND



                           ACACIA RESEARCH CORPORATION

                               OFFICE SPACE LEASE


      THIS LEASE is made as of the 28th day of January, 2002, by and between THE IRVINE COMPANY, hereafter called "Landlord," and ACACIA RESEARCH CORPORATION, a Delaware corporation, hereafter called "Tenant."


                        ARTICLE I. BASIC LEASE PROVISIONS


      Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.    TENANT'S TRADE NAME:  N/A

2.    PREMISES: Suite No. 700 (the Premises are more particularly described in
      Section 2.1).

      ADDRESS OF BUILDING:  500 Newport Center Drive, Newport Beach, CA  92660

      PROJECT DESCRIPTION Newport Center Block 500 (consisting of the Building and the adjacent building at 550 Newport Center Drive, together with all attendant parking and other Common Areas).

3.    USE OF PREMISES: General Office and for no other use.

4.    COMMENCEMENT DATE: February 15, 2002

5. LEASE TERM: The Term of this Lease shall expire on the date immediately preceding the fifth anniversary of the Commencement Date.

6. BASIC RENT: Twenty-Three Thousand Two Hundred Fifteen Dollars ($23,215.00) per month.

      RENTAL ADJUSTMENTS:

      Commencing February 1, 2003, the Basic Rent shall be Twenty-Three Thousand Nine Hundred Twenty-Nine Dollars ($23,929.00) per month.

      Commencing February 1, 2004, the Basic Rent shall be Twenty-Four Thousand Six Hundred Forty-Three Dollars ($24,643.00) per month.

      Commencing February 1, 2005, the Basic Rent shall be Twenty-Five Thousand Three Hundred Fifty-Eight Dollars ($25,358.00) per month.

      Commencing February 1, 2006, the Basic Rent shall be Twenty-Six Thousand Seventy-Two Dollars ($26,072.00) per month.

7. PROPERTY TAX BASE: The Property Taxes per rentable square foot incurred by Landlord and attributable to the twelve month period ending June 30, 2002 (the "Base Year").

      BUILDING COST BASE: The Building Costs per rentable square foot incurred by Landlord and attributable to the Base Year.

      EXPENSE RECOVERY PERIOD: Every twelve month period during the Term (or portion thereof during the first and last Lease years) ending June 30.

8. FLOOR AREA OF PREMISES: approximately 7,143 rentable square feet and approximately 6,028 usable square feet

9.    SECURITY DEPOSIT:  $28,679.00

10.   BROKER(S):  The Staubach Company

11.   PLAN APPROVAL DATE:  N/A

12.   PARKING: Twenty-Four (24) unreserved vehicle parking spaces (see Exhibit
      C).


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
13.   ADDRESS FOR PAYMENTS AND NOTICES:

      LANDLORD                                        TENANT

      The Irvine Company                              Acacia Research Corporation
      c/o Insignia/ESG, Inc.                          500 Newport Center Drive
      630 Newport Center Drive, Suite 100             Suite 700
      Newport Beach, CA  92660                        Newport Beach, CA  92660
      Attn:  Property Manager                         Attn:  Robert Berman, Esq.

      with a copy of notices to:                      with a copy of default notices to:

      THE IRVINE COMPANY                              Allen Matkins Leck Gamble
      P.O. Box 6370                                   & Mallory LLP
      Newport Beach, CA 92658-6370                    1901 Avenue of the Stars
      Attn:  Vice President,                          Suite 1800
            Operations - Office Properties            Los Angeles, CA  90067
                                                      Attn:  Mark Kelson, Esq.


                              ARTICLE II. PREMISES

      SECTION 2.1. LEASED PREMISES. Landlord leases to Tenant and Tenant rents from Landlord the premises shown in Exhibit A (the "Premises"), containing approximately the floor area set forth in Item 8 of the Basic Lease Provisions and known by the suite number identified in Item 2 of the Basic Lease Provisions. The Premises are located in the building identified in Item 2 of the Basic Lease Provisions (the "Building"), which is a portion of the project described in Item 2 (the "Project").

      SECTION 2.2. ACCEPTANCE OF PREMISES. Tenant acknowledges that neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises or the Building or the suitability or fitness of either for any purpose, except as set forth in this Lease. Nothing contained in this Section shall affect the commencement of the Term or the obligation of Tenant to pay rent. Landlord shall diligently complete all punch list items of which it is notified as provided above.

      SECTION 2.3. BUILDING NAME, ADDRESS AND DEPICTION. Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Project as any part of Tenant's corporate or trade name. Landlord shall have the right to change the name, number or designation of the Building or Project without liability to Tenant upon reasonable prior notice to Tenant. Tenant shall not use any picture of the Building in its advertising, stationery or in any other manner.

      SECTION 2.4. RIGHT OF FIRST OFFER. Provided Tenant is not then in default beyond any applicable cure period hereunder, Landlord hereby grants Tenant the continuing right ("First Right") to lease, during the initial sixty (60) month Term of this Lease, any space which is contiguous to the Premises that may become available for lease on the seventh (7th) floor of the Building ("First Right Space") in accordance with and subject to the provisions of this Section
2.4. At any time after the date of this Lease, but prior to leasing the First Right Space, or any portion thereof, to any other party, Landlord shall give Tenant written notice of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, rent abatement, security deposit, and tenant improvement allowance (collectively, the "Economic Terms"), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant's benefit. It is understood that should Landlord intend to lease other space in addition to the First Right Space as part of a single transaction, then Landlord's notice shall so provide and all such space shall collectively be subject to the following provisions. Within five (5) business days after receipt of Landlord's notice, Tenant shall give Landlord written notice pursuant to which Tenant shall elect to (i) lease all, but not less than all, of the space specified in Landlord's notice (the "Designated Space") upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord's notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant gives Landlord notice pursuant to clause
(iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within ten (10) business days. In the event that Landlord shall not enter into a lease for the Designated Space with a third party within one hundred eighty (180) days following Landlord's notice described above, then prior to leasing the First Right Space to any third party, Landlord shall repeat the procedures set forth in this Section 2.4. In the event that Landlord leases the Designated Space to a third party in accordance with the provisions of this Section 2.4, and during the initial sixty (60) month term of this Lease the First Right Space, or any portion thereof, shall again become available for releasing, then prior to Landlord entering into any such new lease with a third party for the First Right Space, Landlord shall repeat the procedures specified above in this Section 2.4. Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension or expansion rights previously granted by Landlord to any existing third party tenant in the Building, and to any extension rights which may hereafter be granted by Landlord to any third party tenant now or hereafter occupying the First Right Space or any portion thereof, and in no event shall any such First Right Space be deemed available for leasing unless the then-existing tenant thereof shall vacate that First Right Space. In addition, Landlord may from time to time utilize segments of the First Right Space for temporary office or storage purposes, and such temporary use shall not trigger the First Right granted herein. Tenant's rights under this Section 2.4 shall belong solely to Acacia Research Corporation and any Tenant Affiliate (as defined in Section 9.1(f) below) to which this Lease may be assigned, and may not otherwise be assigned or transferred by it.

                                ARTICLE III. TERM

      SECTION 3.1. GENERAL. The Term shall be for the period shown in Item 5 of the Basic Lease Provisions. The Term shall commence ("Commencement Date") on the Commencement Date as set forth in Item 4 of the Basic Lease Provisions and shall expire on the date set forth in Item 5 of the Basic Lease Provisions ("Expiration Date"). Landlord shall complete the recarpet and painting of the Premises in accordance with the provisions of the Work Letter attached as
Exhibit X hereto.

      SECTION 3.2. RIGHT TO EXTEND THIS LEASE. Provided that Tenant is not then in default under any provision of this Lease after the expiration of any applicable notice and cure period, Tenant may extend the Term of this Lease for one (1) period of sixty (60) months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than ten (10) months prior to the expiration date of the Term, Tenant's written notice of its election to extend (the "Exercise Notice"). The Basic Rent payable under the Lease during the extension of the Term shall be at the prevailing rental rate and other economic terms for office space being leased by Landlord in the Building and in the other high-rise buildings in Block 600 of Newport Center with a term commencing at or about the commencement of the extension period (the "Prevailing Rate").

In determining the Prevailing Rate, recent new and renewal leases with non-equity tenants shall be considered. The Prevailing Rate shall reflect the rental rate and terms payable in those third party transactions, taking into account pertinent economic concessions then generally being granted by Landlord such as "free rent," Operating Expense base years, parking charge limitations, tenant improvement allowances and the like. It is understood, however, that no consideration shall be given to brokerage commissions, lease "takeover" payments, or moving allowances. The rental rates payable in any third party transactions executed more than nine (9) months prior to the commencement of the extension period shall be reasonably extrapolated, if applicable, to reflect anticipated changes in the Prevailing Rate based on current rental trends.

Following Tenant's delivery of the Exercise Notice, but not later than nine (9) months prior to the expiration date of the Term, Landlord shall notify Tenant in writing ("Landlord's Notice") of Landlord's calculation of the Prevailing Rate for the extension period based on the foregoing criteria. Not later than fifteen
(15) days following delivery of the Landlord's Notice, Tenant may elect to rescind the Exercise Notice by delivery of written notice to Landlord ("Rescission Notice"), in which event this extension right shall lapse and cease to be of any force or effect; provided that should Tenant fail timely to deliver the Rescission Notice, Tenant's election to extend this Lease shall be irrevocable.

Provided that Tenant does not elect to rescind as provided above, the parties shall diligently and in good faith attempt to agree in writing on the Prevailing Rate. In the event the parties are unable to so agree on the Prevailing Rate by the date that is six (6) months prior to the commencement of the extension period, then either party may cause the Prevailing Rate to be determined by arbitration in accordance with Section 14.7(b). The arbitrator shall determine the Prevailing Rate based on the criteria set forth above, and neither party shall be bound in the arbitration by any earlier calculation by such party of the Prevailing Rate.

Within twenty (20) days after the determination of the Prevailing Rate, Landlord shall prepare a reasonably appropriate amendment to this Lease for the extension period and Tenant shall execute and return same to Landlord within ten (10) business days. Should the Prevailing Rate not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made within thirty (30) days following the determination of such new rental.

If Tenant does not deliver the Exercise Notice by the date set forth above, or otherwise fails to comply with any of the other provisions of this paragraph, then Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Any attempt by the original Tenant herein to assign or transfer any right or interest created by this paragraph, except in connection with an assignment of this Lease to a Tenant Affiliate, shall be void from its inception. Time is specifically made of the essence of this Section.

                     ARTICLE IV. RENT AND OPERATING EXPENSES

      SECTION 4.1. BASIC RENT. From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset (except as otherwise provided in this Lease) a Basic Rent for the Premises in the total amount shown (including subsequent adjustments, if any) in Item 6 of the Basic Lease Provisions. Any rental adjustment shown in Item 6 shall be deemed to occur on the specified monthly anniversary of the Commencement Date, whether or not that date occurs at the end of a calendar month. The rent shall be due and payable in advance commencing on the Commencement Date and continuing thereafter on the first day of each successive calendar month of the Term, as prorated for any partial month. No demand, notice or invoice shall be required. An installment of rent in the amount of one (1) full month's Basic Rent at the initial rate specified in Item 6 of the Basic Lease Provisions shall be delivered to Landlord concurrently with Tenant's execution of this Lease and shall be applied against the Basic Rent first due hereunder; the next installment of Basic Rent shall be due on the first day of the second calendar month of the Term, which installment shall, if applicable, be appropriately prorated to reflect the amount prepaid for that calendar month.

      SECTION 4.2.   OPERATING EXPENSE INCREASE.

           (a) Commencing twelve (12) months following the Commencement Date, Tenant shall compensate Landlord, as additional rent, for Tenant's proportionate shares of "Building Costs" and "Property Taxes," as those terms are defined below, incurred by Landlord in the operation of the Building, inclusive of the Building's proportionate share of expenses attributable to the Common Areas of the Project as reasonably determined by Landlord. Property Taxes and Building Costs are mutually exclusive and may be billed separately or in combination as determined by Landlord, provided Tenant is treated in a nondiscriminatory manner with respect to other tenants of the Building. Tenant's proportionate share of Property Taxes shall equal the product of the rentable floor area of the Premises, as set forth in Item 8 of the Basic Lease Provisions, multiplied by the difference of (i) Property Taxes per rentable square foot less (ii) the Property Tax Base set forth in Item 7 of the Basic Lease Provisions. Tenant's proportionate share of Building Costs shall equal the product of the rentable floor area of the Premises multiplied by the difference of (i) Building Costs per rentable square foot less (ii) the Building Cost Base set forth in Item 7 of the Basic Lease Provisions. For convenience of reference, Property Taxes and Building Costs may sometimes be collectively referred to as "Operating Expenses."

           (b) Commencing prior to the start of the first full "Expense Recovery Period" of the Lease (as defined in Item 7 of the Basic Lease Provisions), and prior to the start of each full or partial Expense Recovery Period thereafter, Landlord shall give Tenant a written estimate of the amount of Tenant's proportionate shares of Building Costs and Property Taxes for the Expense Recovery Period or portion thereof. Commencing twelve (12) months following the Commencement Date, Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance, with Basic Rent. If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay cost reimbursements at the rates established for the prior Expense Recovery Period, if any; provided that when the new estimate is delivered to Tenant, Tenant shall, within thirty (30) days following Tenant's receipt of the new statement, pay any accrued cost reimbursements based upon the new estimate. Landlord may from time to time change the Expense Recovery Period to reflect a calendar year or a new fiscal year of Landlord, as applicable, in which event Tenant's share of Operating Expenses shall be equitably prorated for any partial year.

           (c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a reasonably detailed statement setting forth the actual or prorated Property Taxes and Building Costs attributable to that period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant's estimated payments, if any, to Tenant's actual proportionate shares as shown by the annual statement. If Tenant has not made estimated payments during the Expense Recovery Period, any amount owing by Tenant pursuant to subsection (a) above shall be paid to Landlord in accordance with Article XVI. If actual Property Taxes or Building Costs allocable to Tenant during any Expense Recovery Period are less than the Property Tax Base or the Building Cost Base, respectively, Landlord shall not be required to pay that differential to Tenant, although Landlord shall refund any applicable estimated payments collected from Tenant. Should Tenant fail to object in writing to Landlord's determination of actual Operating Expenses within six (6) months following delivery of Landlord's expense statement, Landlord's determination of actual Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on Tenant.

           (d) Tenant shall not be responsible for Tenant's proportionate share of any Operating Expenses attributable to any Expense Recovery Period which are first billed to Tenant more than two (2) calendar years after the end of the applicable Expense Recovery Period. Landlord shall have the right to recalculate Operating Expenses and to deliver to Tenant revisions of previously delivered statements setting forth such recalculation, whereupon any increase in the amount payable by Tenant shall be paid by Tenant within thirty (30) days after receipt of any such revised statement or any decrease in the amount payable by Tenant shall be refunded to Tenant concurrently with Landlord's delivery of such revised statement to Tenant; provided, however, Landlord shall have no right to recalculate Operating Expenses more than two (2) years following the expiration of the applicable Expense Recovery Period. Even though the Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant's share of Property Taxes and Building Costs for the Expense Recovery Period in which the Lease terminates, Tenant shall upon notice pay the entire increase due over the estimated expenses paid; conversely, any overpayment made in the event expenses decrease shall be rebated by Landlord to Tenant.

           (e) If, at any time during any Expense Recovery Period but after the first twelve (12) months of the Lease Term, any one or more of the Operating Expenses are increased to a rate(s) or amount(s) in excess of the rate(s) or amount(s) used in calculating the estimated expenses for the year, and provided such increase(s) are in excess of the costs and expenses incurred during the Base Year, then Tenant's estimated share of Property Taxes or Building Costs, as applicable, shall be increased for the month in which the increase becomes effective and for all succeeding months by an amount equal to Tenant's proportionate share of the increase. Landlord shall give Tenant written notice of the amount or estimated amount of the increase, the month in which the increase will become effective, Tenant's monthly share thereof and the months for which the payments are due. Tenant shall pay the increase to Landlord as a part of Tenant's monthly payments of estimated expenses as provided in paragraph
(b) above, commencing with the month in which effective. Landlord shall not exercise its rights under this subsection (e) more than once during any Expense Recovery Period.

           (f) The term "Building Costs" shall include all expenses of operation and maintenance of the Building, together with the Building's proportionate allotment of the expenses attributable to all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation: water and sewer charges; insurance premiums or reasonable premium equivalents should Landlord elect to self-insure any risk or deductible that Landlord is authorized to insure hereunder; license, permit, and inspection fees; heat; light; power; janitorial services; repairs; air conditioning; supplies; materials; tools; programs instituted to comply with mandatory transportation management requirements; amortization of capital investments reasonably intended to produce a reduction in operating charges or energy conservation; amortization of capital investments necessary to bring the Building into compliance with applicable laws and building codes enacted subsequent to the date of this Lease; labor; reasonably allocated wages and salaries, fringe benefits, and payroll taxes for administrative and other personnel directly applicable to the Building and/or Project, including both Landlord's personnel and outside personnel; any expense incurred pursuant to Sections 6.1, 6.2, 6.4, 7.2, and 10.2 and Exhibits B and C below; and a reasonable management fee. It is understood that Building Costs shall include competitive charges for direct services provided by any subsidiary or division of Landlord. The term "Property Taxes" as used herein shall include the following: (i) all real estate taxes or personal property taxes (which personal property taxes are imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building), as such property taxes may be reassessed from time to time, which real property and personal property taxes were paid in connection with the ownership, leasing and operation of the Building or Landlord's interest therein during any Expense Recovery Period; and (ii) other taxes, documentary transfer fees, charges and assessments which are levied with respect to this Lease or to the Building and/or the Project, and any improvements, fixtures and equipment and other property of Landlord located in the Building and/or the Project, except that all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents or income attributable to operations at the Building), and any items included as Building Costs shall be excluded; and (iii) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (iv) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings. A copy of Landlord's unaudited statement of expenses shall be made available to Tenant upon request. The Building Costs may be extrapolated by Landlord to reflect at least ninety-five percent (95%) occupancy of the rentable area of the Building.

           (g) Notwithstanding any contrary provision set forth above, Operating Expenses for purposes of this Lease shall not include:

                (1) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

                (2) depreciation, interest and principal payments on mortgages and other debt costs, if any, or any penalties thereon;

                (3) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

                (4) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

                (5) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord's general corporate overhead and general and administrative expenses;

                (6) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

                (7) except for a Project management fee to the extent allowed pursuant to item (l), below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

                (8) any compensation paid to clerks, attendants or other persons in commercial concessions (other than parking) operated by the Landlord;

                (9) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

                (10) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

                (11) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings or other objects of art;

                (12) fees and reimbursements payable to Landlord (including its affiliates) for management of the Project which would ordinarily be included in a management fee to the extent in excess of the fee comparably paid by other landlords of high-rise office projects in Orange County;

                (13) costs incurred to comply with laws relating to the removal of a hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

                (14) costs arising from Landlord's charitable or political contributions;

                (15) advertising and promotional expenditures by Landlord;

                (16) costs, fines and penalties incurred due to the violation by Landlord of any governmental rule or regulation, or due to the negligence or wilful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

                (17) any reserves retained by Landlord;

                (18) costs incurred by Landlord for expenditures which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except for those expenditures incurred to comply with new laws and/or to reduce other Building Costs as authorized under subsection (f) above;

                (19) costs incurred due to the violation by Landlord or any other tenant of the terms and conditions of any lease of space in the Building;

                (20) costs of general overhead and general administrative expenses;

                (21) amounts paid as ground rental for the Project by the Landlord;

                (22) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

                (23) the cost of any magazine, newspaper, trade or other subscriptions;

                (24) any costs covered by any warranty, rebate, guarantee or service contract which are actually collected by Landlord (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

                (25) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

                (26) rent for any office space occupied by Project or Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Project, with adjustment for size where appropriate for the size of the applicable project (it being understood that the current office size as of the date hereof is approved); and

                (27) costs arising from the negligence or willful misconduct of Landlord, its partners and their respective officers, agents, servants, employees and independent contractors.

      Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) collect Operating Expenses from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses. In the event Landlord incurs costs during any calendar year after the Base Year relating to insurance premiums from earthquake insurance which were not part of Operating Expenses during the Base Year, Operating Expenses for the Base Year shall be deemed increased by the amounts Landlord would have incurred during the Base Year with respect to such insurance premiums had such earthquake insurance been carried by Landlord during the Base Year.

           (h) Provided Tenant is not then in default hereunder, Tenant shall have the right to cause a certified public accountant, engaged on a non-contingency fee basis, to audit Operating Expenses by inspecting Landlord's general ledger of expenses not more than once during any Expense Recovery Period. However, to the extent that insurance premiums or any other component of Operating Expenses is determined by Landlord on the basis of an internal allocation of costs utilizing information Landlord in good faith deems proprietary, such expense component shall not be subject to audit so long as it does not exceed the amount per square foot typically imposed by landlords of other first class office projects in Orange County, California. Tenant shall give notice to Landlord of Tenant's intent to audit within six (6) months after Tenant's receipt of Landlord's expense statement which sets forth Landlord's actual Operating Expenses. Such audit shall be conducted at a mutually agreeable time during normal business hours at the office of Landlord or its management agent where such accounts are maintained. If Tenant's audit determines that actual Operating Expenses have been overstated by more than five percent (5%), then subject to Landlord's right to review and/or contest the audit results, Landlord shall reimburse Tenant for the reasonable out-of-pocket costs of such audit. Tenant's rent shall be appropriately adjusted to reflect any overstatement in Operating Expenses (or, if the determination is made after the end of the Lease Term, any sums owing to Tenant shall be paid within thirty (30)
days). In addition, if any component of Operating Expenses is determined to be either inappropriate or excessive during an Expense Recovery Period, and if the Building Cost Base or Property Tax Base also included such component, then the appropriate Base shall concurrently be adjusted if and to the extent reasonably appropriate, subject to Tenant's right to review the Base Year expenses for that component. In the event of a dispute between Landlord and Tenant regarding such audit, either party may elect to submit the matter for binding arbitration pursuant to Section 14.7(b) below. All of the information obtained by Tenant and/or its auditor in connection with such audit, as well as any compromise, settlement, or adjustment reached between Landlord and Tenant as a result thereof, shall be held in strict confidence and, except as may be required pursuant to litigation, shall not be disclosed to any third party, directly or indirectly, by Tenant or its auditor or any of their officers, agents or employees. Landlord may require Tenant's auditor to execute a separate confidentiality agreement affirming the foregoing as a condition precedent to any audit. Notwithstanding the foregoing, Tenant shall have no right of audit with respect to any Expense Recovery Period unless the total Operating Expenses per square foot for such Expense Recovery Period, as set forth in Landlord's annual expense reconciliation, exceed the total Operating Expenses per square foot during the Base Year, as increased by the percentage change in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers, Los Angeles - Riverside - Orange County Area Average, all items (1982-84 = 100) (the "Index"), which change in the Index shall be measured by comparing the Index published for January of the Base Year with the Index published for January of the applicable Expense Recovery Period.

      SECTION 4.3. SECURITY DEPOSIT. Concurrently with Tenant's delivery of this Lease, Tenant shall deposit with Landlord the sum, if any, stated in Item 9 of the Basic Lease Provisions (the "Security Deposit"), to be held by Landlord as security for the full and faithful performance of Tenant's obligations under this Lease to pay any rent as and when due, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by Sections 7.1 and 15.3 or any other provision of this Lease. Upon any breach of those obligations by Tenant following the expiration of any applicable notice and cure period, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within ten (10) business days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under this Lease. If Tenant fully performs its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant or, at Landlord's option, to the last assignee of Tenant's interest in this Lease within thirty (30) days following the expiration or earlier termination of this Lease and Tenant's vacation of the Premises.

                                 ARTICLE V. USES

      SECTION 5.1. USE. Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably interfere with the rights or quiet enjoyment of other occupants of the Building or the Project, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Project. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Project and/or their contents, and shall comply with all applicable reasonable insurance underwriters rules of which Tenant has received written notice. Tenant shall comply at its expense with all present and future laws, ordinances and requirements of all governmental authorities that pertain to Tenant or its use of the Premises for non-general office use, including without limitation all federal and state occupational health and safety and handicap access requirements, whether or not Tenant's compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises. Tenant shall not generate, handle, store or dispose of hazardous or toxic materials (as such materials may be identified in any federal, state or local law or regulation) in the Premises or Project without the prior written consent of Landlord; provided that the foregoing shall not be deemed to proscribe the use by Tenant of customary office supplies in normal quantities so long as such use comports with all applicable laws. Tenant agrees that it shall promptly complete and deliver to Landlord any disclosure form regarding hazardous or toxic materials that may be required by any governmental agency. Tenant shall also, from time to time upon request by Landlord, execute such commercially reasonable affidavits concerning Tenant's best knowledge and belief regarding the presence of hazardous or toxic materials in the Premises. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have no obligation to clean up, remediate, monitor, or abate, or to reimburse, release, indemnify or defend Landlord with respect to, any hazardous materials which Tenant did not cause to be introduced onto the Premises or any other portion of the Building. Landlord shall have the right at any time to perform an assessment of the environmental condition of the Premises and of Tenant's compliance with this Section. As part of any such assessment, Landlord shall have the right, upon reasonable prior notice to Tenant, to enter and inspect the Premises and to perform tests, provided those tests are performed in a manner that minimizes disruption to Tenant. Tenant will cooperate with Landlord in connection with any assessment by, among other things, promptly responding to inquiries and providing relevant documentation and records. The reasonable cost of the assessment/testing shall be reimbursed by Tenant to Landlord if such assessment/testing determines that Tenant failed in a material way to comply with the requirements of this Section. In all events Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous or toxic materials caused by Tenant, its agents, employees, contractors, subtenants or licensees. The foregoing covenants shall survive the expiration or earlier termination of this Lease.

      SECTION 5.2. SIGNS. Landlord shall, upon request by Tenant and at Tenant's expense, affix and maintain a sign (restricted solely to Tenant's name as set forth herein or such other name as Landlord may consent to in writing) adjacent to the entry door of the Premises, together with a proportional allotment of directory strips in the lobby directory of the Building; provided that the cost of such initial signage and directory strips shall be borne by Landlord. The signage shall conform to the criteria for signs established by Landlord and shall be ordered through Landlord. Tenant shall not place or allow to be placed any other sign, decoration or advertising matter of any kind that is visible from the exterior of the Premises. Any violating sign or decoration may, if not removed by Tenant within twenty-four hours after written or oral notice from Landlord, be removed by Landlord at Tenant's expense without the removal constituting a breach of this Lease or entitling Tenant to claim damages.

      SECTION 5.3. TENANT'S SECURITY SYSTEM. Tenant may, at its own expense, subject to Landlord's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed, install its own security system ("Tenant's Security System") in the Premises, provided that Tenant shall coordinate the installation and operation of Tenant's Security System with Landlord to assure that Tenant's Security System is compatible with any security system of Landlord and the systems and equipment of the Building. Tenant shall be solely responsible, at Tenant's sole cost and expense, for the monitoring, operation and removal of Tenant's Security System.

                          ARTICLE VI. LANDLORD SERVICES

      SECTION 6.1. UTILITIES AND SERVICES. Landlord shall furnish to the Premises the utilities and services described in Exhibit B. Except as set forth in Section 6.6 below, Landlord shall not be liable for any failure to furnish any services or utilities when the failure is the result of any accident or other cause beyond Landlord's reasonable control, nor shall Landlord be liable for damages resulting from power surges or any breakdown in telecommunications facilities or services except to the extent arising from Landlord's negligence or willful misconduct and not covered by Tenant's insurance. Except as set forth in Section 6.6 below, Landlord's temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay rent or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant shall comply with all nondiscriminatory rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Upon reasonable prior written or oral notice, Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord.

      SECTION 6.2. OPERATION AND MAINTENANCE OF COMMON AREAS. During the Term, Landlord shall operate all Common Areas within the Building and the Project. The term "Common Areas" shall mean all areas within the Building and other buildings in the Project which are not held for exclusive use by persons entitled to occupy space, and all other appurtenant areas and improvements provided by Landlord for the common use of Landlord and tenants and their respective employees and invitees, including without limitation parking areas and structures, driveways, sidewalks, landscaped and planted areas, hallways and interior stairwells not located within the premises of any tenant, common entrances and lobbies, elevators, and restrooms not located within the premises of any tenant.

      SECTION 6.3. USE OF COMMON AREAS. The occupancy by Tenant of the Premises shall include the use of the Common Areas in common with Landlord and with all others for whose convenience and use the Common Areas may be provided by Landlord, subject, however, to compliance with all reasonable nondiscriminatory rules and regulations as are prescribed from time to time by Landlord. Landlord shall at all times during the Term have exclusive control of the Common Areas, and may reasonably restrain or permit any use or occupancy, except as otherwise provided in this Lease or in Landlord's rules and regulations. Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant's operations. Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reasonable purpose, but Landlord shall not thereby interfere with Tenant's use of or access to the Premises.

      SECTION 6.4. PARKING. Parking shall be provided in accordance with the provisions set forth in Exhibit C to this Lease.

      SECTION 6.5. CHANGES AND ADDITIONS BY LANDLORD. Landlord reserves the right to make alterations or additions to the Building or the Project, or to the attendant fixtures, equipment and Common Areas. No change shall entitle Tenant to any abatement of rent or other claim against Landlord, provided that the change does not materially adversely affect Tenant's access to or use of the Premises.

      SECTION 6.6. ABATEMENT. If Tenant is prevented from using, and does not use, the Premises, or any portion thereof, for five (5) consecutive business days (the "Eligibility Period") as a result of any failure of Landlord to provide services, utilities, or access to the Premises, or due to the presence of hazardous materials not introduced by Tenant, its agents or contractors, then rent payable by Tenant shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises. However, if Tenant is prevented from conducting, and does not conduct, its business in a portion of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the rent payable by Tenant for the entire Premises shall be abated. If Tenant thereafter reoccupies and conducts its business from any portion of the Premises during such period, then the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date such business operations commence.

                      ARTICLE VII. MAINTAINING THE PREMISES

      SECTION 7.1. TENANT'S MAINTENANCE AND REPAIR. Subject to Article XI, Tenant at its sole expense shall make all repairs reasonably necessary to keep the Premises and all improvements and fixtures therein in the condition as existed on the Commencement Date (or on any later date that the applicable improvements may have been installed), excepting ordinary wear and tear. Notwithstanding Section 7.2 below, Tenant's maintenance obligation shall include without limitation all appliances, non-building standard lighting/electrical systems, and plumbing fixtures and installations located within or servicing only the Premises. All repairs shall be at least equal in quality to the original work, shall be made only by a licensed, bonded contractor reasonably approved in writing in advance by Landlord and shall be made only at the time or times reasonably approved by Landlord. Any contractor utilized by Tenant shall be subject to Landlord's reasonable standard requirements for contractors, as modified from time to time. Landlord may impose reasonable restrictions and requirements with respect to repairs, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant's request, Tenant shall promptly reimburse Landlord as additional rent for all costs incurred within thirty (30) days following delivery of an invoice.

      SECTION 7.2. LANDLORD'S MAINTENANCE AND REPAIR. Subject to Article XI, Landlord shall provide service, maintenance and repair with respect to the heating, ventilating and air conditioning ("HVAC") equipment of the Building (exclusive of any supplemental HVAC equipment servicing only the Premises) and shall maintain in good repair the Common Areas, roof, foundations, footings, the exterior surfaces of the exterior walls of the Building, and the structural, electrical, mechanical and plumbing systems of the Building except as provided in Section 7.1 above. Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord's affiliates or divisions, to perform any service, repair or maintenance function provided such agents and/or affiliates perform first class work at prices which are competitive with other first class contractors performing similar work. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord's right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not make repairs at Landlord's expense or by rental offset. Except as provided in Sections 6.6, 11.1 and 12.1 below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction; provided, however, that in making repairs, alterations or improvements, Landlord shall use commercially reasonable efforts to avoid or minimize any interference with Tenant's access to the Premises or parking areas and with the conduct of Tenant's business in the Premises. In no event shall Landlord change the nature of the Building to something other than a first class office building project. Landlord shall comply with all laws, statutes, ordinances or other governmental rules, regulations or requirements now in force or which may hereafter be enacted relating to the base Building and the Common Areas within the Project, provided that compliance is not the responsibility of Tenant.

      SECTION 7.3. ALTERATIONS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall be given or refused within ten (10) business days. Landlord's consent shall not be unreasonably withheld as long as the proposed changes do not affect the structural, electrical or mechanical components or systems of the Building, are not visible from the exterior of the Premises, and utilize only building standard materials. Moreover, as long as the foregoing criteria are satisfied, Landlord's consent shall not be required (but prior written notice to Landlord must be given) for cosmetic alternations costing in the aggregate not more than Forty Thousand Dollars ($40,000.00). Landlord may impose, as a condition to its consent, any requirements that Landlord in its discretion may deem reasonable, including but not limited to requirements as to the manner and time for performance of the work. Without limiting the generality of the foregoing, Tenant shall use Landlord's designated mechanical and electrical contractors for all work affecting the mechanical or electrical systems of the Building. Should Tenant perform any work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Tenant shall promptly fund the reasonable cost thereof to Landlord. Tenant shall obtain all required permits for the work and shall perform the work in compliance with all applicable laws, regulations and ordinances, and Landlord shall be entitled to a supervision fee in the amount uniformly established by Landlord for the Building, but not in excess of five percent (5%) of the cost of the work. Under no circumstances shall Tenant make any improvement which incorporates asbestos-containing construction materials into the Premises. Any request for Landlord's consent shall be made in writing and, if applicable, shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord. Landlord may elect to cause its architect to review Tenant's architectural plans, and the reasonable cost of that review shall be reimbursed by Tenant. Should the work proposed by Tenant modify the internal configuration of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord's systems. Unless Landlord otherwise agrees in writing, all alterations, additions or improvements affixed to the Premises (excluding moveable trade fixtures and furniture) shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term, except that Landlord may, by notice to Tenant given at the time of Landlord's consent to the alteration or improvement, require Tenant to remove by the Expiration Date, or sooner termination date of this Lease, all or any alterations, decorations, fixtures, additions, improvements and the like installed either by Tenant or by Landlord at Tenant's request and to repair any damage to the Premises arising from that removal. Landlord may require Tenant to remove an improvement provided as part of the initial build-out pursuant to Exhibit X, if any, if and only if the improvement is a non-building standard item and Tenant is notified of the requirement in writing prior to the build-out. Except as otherwise provided in this Lease or in any Exhibit to this Lease, should Landlord make any alteration or improvement to the Premises at the request of Tenant, Landlord shall be entitled to prompt payment from Tenant of the reasonable cost thereof, inclusive of the standard coordination fee of Landlord's management agent uniformly established for the Project.

      SECTION 7.4. MECHANIC'S LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant. Upon request by Landlord, Tenant shall promptly cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien. All reasonable expenses so incurred by Landlord, including Landlord's reasonable attorneys' fees, shall be reimbursed by Tenant promptly following Landlord's demand, together with interest from the date of payment by Landlord at the rate of ten percent (10%) per annum until paid. Tenant shall give Landlord no less than fifteen (15) days' prior notice in writing before commencing construction of any kind on the Premises so that Landlord may post and maintain notices of nonresponsibility on the Premises.

      SECTION 7.5. ENTRY AND INSPECTION. Landlord shall upon reasonable prior written or oral notice and at all reasonable times have the right to enter the Premises to inspect them, to supply services in accordance with this Lease, to protect the interests of Landlord in the Premises, to make repairs and renovations as reasonably deemed necessary by Landlord, and to submit the Premises to prospective or actual purchasers or encumbrance holders (or, during the final nine months of the Term or when an uncured monetary or other material Tenant default exists, to prospective tenants), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease. Landlord shall at all times have and retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. In exercising Landlord's rights under this Section 7.5, Landlord shall use commercially reasonably efforts to not interfere with Tenant's use of, or access to, the Premises.

      SECTION 7.6. SPACE PLANNING AND SUBSTITUTION. Landlord shall have the one-time right, upon providing not less than forty-five (45) days written notice, to move Tenant to other space of comparable size and on the same floor or above in the Building or in one of the buildings located at 610, 620 or 660 Newport Center Drive. The new space shall be provided with improvements of comparable quality to those within the Premises and shall have a comparable interior configuration. Landlord shall pay the reasonable out-of-pocket costs to relocate and reconnect Tenant's personal property and equipment within the new space; provided that Landlord may elect to cause such work to be done by its contractors. Landlord shall also reimburse Tenant for such other reasonable out-of-pocket costs that Tenant may incur in connection with the relocation, including without limitation necessary stationery revisions, provided that a reasonable estimate thereof is given to Landlord within twenty (20) days following Landlord's notice. In no event, however, shall Landlord be obligated to incur or fund total relocation costs, exclusive of tenant improvement expenditures, in an amount in excess of three (3) months of Basic Rent at the rate then payable hereunder. Should Tenant be relocated by Landlord pursuant to this Section, Tenant shall also be afforded an abatement of the first full month of Basic Rent for the new space. Within ten (10) business days following request by Landlord, Tenant shall execute an amendment to this Lease prepared by Landlord to memorialize the relocation. Notwithstanding the foregoing, in the event the new space designated by Landlord not be acceptable to Tenant for any reason, then Tenant may, by written notice to Landlord within ten (10) business days following Landlord's relocation notice, elect to terminate this Lease without penalty, which termination shall be effective sixty (60) days following delivery of Landlord's relocation notice unless otherwise agreed in writing by the parties.

            ARTICLE VIII. TAXES AND ASSESSMENTS ON TENANT'S PROPERTY

      Tenant shall be liable for and shall pay before delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises. When possible Tenant shall cause its personal property to be assessed and billed separately from the real property of which the Premises form a part. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property and if Landlord pays the same, or if the assessed value of Landlord's property is increased by the inclusion of a value placed upon the personal property of Tenant and if Landlord pays the taxes based upon the increased assessment, Tenant shall pay to Landlord the taxes so levied against Landlord or the proportion of the taxes resulting from the increase in the assessment.

                      ARTICLE IX. ASSIGNMENT AND SUBLETTING

      SECTION 9.1.   RIGHTS OF PARTIES.

         (a) Tenant may not, either voluntarily or by operation of law, assign, sublet, encumber, or otherwise transfer all or any part of Tenant's interest in this Lease, or permit the Premises to be occupied by anyone other than Tenant, without Landlord's prior written consent, which consent shall not unreasonably be withheld in accordance with the provisions of Section 9.1.(c). For purposes of this Lease, references to any subletting, sublease or variation thereof shall be deemed to apply not only to a sublease effected directly by Tenant, but also to a sub-subletting or an assignment of subtenancy by a subtenant at any level. No assignment (whether voluntary, involuntary or by operation of law) and no subletting shall be valid or effective without Landlord's prior written consent. Landlord shall not be deemed to have given its consent to any assignment or subletting by any other course of action, including its acceptance of any name for listing in the Building directory. To the extent not prohibited by provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), including Section 365(f)(1), Tenant on behalf of itself and its creditors, administrators and assigns waives the applicability of Section 365(e) of the Bankruptcy Code unless the proposed assignee of the Trustee for the estate of the bankrupt meets Landlord's standard for consent as set forth in
Section 9.1(c) of this Lease. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed to have assumed all of the obligations arising under this Lease on and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

         (b)    [Intentionally omitted]

         (c) If Tenant or any subtenant hereunder desires to transfer an interest in this Lease, Tenant shall first notify Landlord and request in writing Landlord's consent to the transfer. Tenant shall also submit in writing to Landlord: (i) the name and address of the proposed transferee; (ii) the nature of any proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of any proposed sublease or assignment (including without limitation the rent and other economic provisions, term, improvement obligations and commencement date); (iv) any other information reasonably requested by Landlord and reasonably related to the transfer. Except as provided in Subsection (d) of this Section, Landlord shall not unreasonably withhold its consent, provided: (1) the use of the Premises will be consistent with the provisions of this Lease and with Landlord's commitment to other tenants of the Building and Project; (2) any proposed assignee demonstrates that it is financially responsible by submission to Landlord of all reasonable information as Landlord may request concerning the proposed assignee, including, but not limited to, a balance sheet of the proposed assignee as of a date within ninety (90) days of the request for Landlord's consent and statements of income or profit and loss of the proposed assignee for the two-year period preceding the request for Landlord's consent; (3) the proposed assignee or subtenant is neither an existing tenant or occupant of the Building or Project nor a prospective tenant with whom Landlord is then actively negotiating unless Landlord does not have sufficient available space in the Building to offer for lease; and (4) the proposed transfer will not impose additional burdens or adverse tax effects on Landlord. If Landlord consents to the proposed transfer, then the transfer may be effected within one hundred eighty (180) days after the date of the consent upon the terms described in the information furnished to Landlord; provided that any material change in the terms shall be subject to Landlord's consent as set forth in this Section. Landlord shall approve or disapprove any requested transfer within fifteen (15) days following receipt of Tenant's written notice and the information set forth above. Tenant shall pay to Landlord a transfer fee of Five Hundred Dollars ($500.00) if and when any transfer request submitted by Tenant is approved.

         (d) Notwithstanding the provisions of Subsection (c) above, in lieu of consenting to a proposed assignment or subletting of the entire Premises, Landlord may elect to terminate this Lease, effective on the date that the proposed sublease or assignment would have commenced. Landlord may thereafter, at its option, assign or re-let any space so recaptured to any third party, including without limitation the proposed transferee identified by Tenant. Notwithstanding the foregoing, however, should Landlord exercise its right of recapture pursuant to this subsection, Tenant may, within five (5) business days following delivery of Landlord's recapture notice, elect by written notice to rescind Tenant's request to sublease or assign this Lease, in which event Landlord's recapture election shall be null and void.

         (e) Should any assignment or subletting occur, Tenant shall promptly pay or cause to be paid to Landlord, as additional rent, fifty percent (50%) of any amounts paid by the assignee or subtenant, after all rental abatements and however described and whether funded during or after the Lease Term (but exclusive of sums attributable to the sale of Tenant's business, if applicable), to the extent such amounts are in excess of the sum of (i) the scheduled rental sums payable by Tenant hereunder (or, in the event of a subletting of only a portion of the Premises, the rent allocable to such portion as reasonably determined by Landlord) and (ii) the direct out-of-pocket costs, as evidenced by third party invoices provided to Landlord, incurred by Tenant to effect the transfer. Upon request by Landlord, Tenant and all other parties to the transfer shall memorialize in writing the amounts to be paid pursuant to this paragraph.

           (f) Notwithstanding the foregoing, provided Tenant is not then in default hereunder, Tenant may, without Landlord's prior consent but with written notice to Landlord and subject to the provisions of Section 9.2, assign or transfer its right, title and interest in this Lease or sublease the Premises to any of the following: (i) any entity resulting from a merger or consolidation with Tenant; (ii) any entity succeeding to the business and assets of Tenant; or
(iii) any entity controlling, controlled by, or under common control with, Tenant (collectively, "Tenant Affiliate"). For purposes of the foregoing, "control" shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in the entity.

      SECTION 9.2. EFFECT OF TRANSFER. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant, or any successor-in-interest to Tenant hereunder, of its obligation to pay rent and to perform all its other obligations under this Lease. Moreover, Tenant shall indemnify and hold Landlord harmless, as provided in Section 10.3, for any act or omission by an assignee or subtenant. Each assignee, other than Landlord, shall be deemed to assume all obligations of Tenant under this Lease and shall be liable jointly and severally with Tenant for the payment of all rent, and for the due performance of all of Tenant's obligations, under this Lease. Such joint and several liability shall not be discharged or impaired by any subsequent modification or extension of this Lease. No transfer to other than a Tenant Affiliate shall be binding on Landlord unless any document memorializing the transfer is delivered to Landlord and both the assignee/subtenant and Tenant deliver to Landlord an executed and commercially reasonable consent to transfer instrument prepared by Landlord and consistent with the requirements of this Article. The acceptance by Landlord of any payment due under this Lease from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer. Consent by Landlord to one or more transfers shall not operate as a waiver or estoppel to the future enforcement by Landlord of its rights under this Lease. In addition to the foregoing, no change in the status of Tenant or any party jointly and severally liable with Tenant as aforesaid (e.g., by conversion to a limited liability company or partnership) shall serve to abrogate the liability of any person or entity for the obligations of Tenant, including any obligations that may be incurred by Tenant after the status change by exercise of a pre-existing right in this Lease.

      SECTION 9.3. SUBLEASE REQUIREMENTS. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in each sublease:

         (a) Tenant hereby irrevocably assigns to Landlord all of Tenant's interest in all rentals and income arising from any sublease of the Premises, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default occurs in the performance of Tenant's obligations under this Lease and is not timely cured by Tenant as required herein, Tenant shall have the right to receive and collect the sublease rentals. Landlord shall not, by reason of this assignment or the collection of sublease rentals, be deemed liable to the subtenant for the performance of any of Tenant's obligations under the sublease. Tenant hereby irrevocably authorizes and directs any subtenant, upon receipt of a written notice from Landlord stating that an uncured default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all sums then and thereafter due under the sublease. Tenant agrees that the subtenant may rely on that notice without any duty of further inquiry and notwithstanding any notice or claim by Tenant to the contrary. Tenant shall have no right or claim against the subtenant or Landlord for any rentals so paid to Landlord. In the event Landlord collects amounts from subtenants that exceed the total amount then due from Tenant hereunder, Landlord shall promptly remit the excess to Tenant.

         (b) In the event of the termination of this Lease, Landlord may, at its sole option, take over Tenant's entire interest in any sublease and, upon notice from Landlord, the subtenant shall attorn to Landlord. In no event, however, shall Landlord be liable for any previous act or omission by Tenant under the sublease or for the return of any advance rental payments or deposits under the sublease that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent. The general provisions of this Lease, including without limitation those pertaining to insurance and indemnification, shall be deemed incorporated by reference into the sublease despite the termination of this Lease.

                       ARTICLE X. INSURANCE AND INDEMNITY

      SECTION 10.1. TENANT'S INSURANCE. Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit D. Evidence of that insurance must be delivered to Landlord prior to the Commencement Date.

      SECTION 10.2. LANDLORD'S INSURANCE. Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its reasonable discretion: "all risk" property insurance, subject to standard exclusions, covering the Building or Project, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, and commercial general liability coverage. Notwithstanding the foregoing, Landlord shall at a minimum carry insurance with coverages and amounts comparable to that carried by landlords of comparable first class office projects in the Newport Beach area (except that Landlord may self-insure a portion of such risks), together with workers' compensation and employer liability coverage as required by applicable law. Landlord shall not be required to carry insurance of any kind on improvements, trade fixtures, furnishings, equipment, interior plate glass, signs and all items of personal property in the Premises, and shall not be obligated to repair or replace that property should damage occur. All proceeds of insurance maintained by Landlord upon the Building and Project shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

      SECTION 10.3. INDEMNITY.

           (a) To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Landlord, its agents, lenders, and any and all affiliates of Landlord, from and against any and all claims, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant's use or occupancy of the Premises, the Building or the Common Areas, or from the conduct of its business, or from any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, subtenants, vendors, contractors or licensees in or about the Premises, the Building or the Common Areas, or from any default in the performance of any obligation on Tenant's part to be performed under this Lease, or from any willful misconduct or negligence of Tenant or its agents, employees, subtenants, vendors, contractors or licensees. Landlord may, at its option, require Tenant to assume Landlord's defense in any action covered by this Section through counsel reasonably satisfactory to Landlord.

           (b) Landlord shall indemnify and hold harmless Tenant from and against any liability to third parties, together with any attorneys fees, costs and expenses reasonably incurred in connection with such third party claims, to the extent arising out of the negligence or willful misconduct of Landlord or Landlord's breach of this Lease.

      SECTION 10.4. LANDLORD'S NONLIABILITY. Landlord shall not be liable to Tenant, its employees, agents and invitees, and Tenant hereby waives all claims against Landlord, its employees and agents for loss of or damage to any property, or any injury to any person, or loss or interruption of business or income, resulting from any condition including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Premises or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works or other fixtures in the Building, whether the damage or injury results from conditions arising in the Premises or in other portions of the Building. It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building. Should Tenant elect to receive any service from a concessionaire, licensee or third party tenant of Landlord, Tenant shall not seek recourse against Landlord for any breach or liability of that service provider. Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests. Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Project and of defects in any improvements or equipment unless Landlord already has knowledge thereof.

      SECTION 10.5. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waives all rights of recovery against the other on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss and damage under any "all risk" property insurance policies carried or otherwise required to be carried by this Lease. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any "all risk" property insurance policies, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, or contractors. The foregoing waiver by Tenant shall also inure to the benefit of Landlord's management agent for the Building.

                        ARTICLE XI. DAMAGE OR DESTRUCTION

      SECTION 11.1. RESTORATION.

         (a) If the Building of which the Premises are a part is damaged as the result of an event of casualty, then subject to the provisions below, Landlord shall repair that damage as soon as reasonably possible unless: (i) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the full replacement cost of the Building ("Replacement Cost") and the damage is not covered by Landlord's fire and extended coverage insurance; or (ii) Landlord reasonably determines that the cost of repair would exceed twenty-five percent (25%) of the Replacement Cost; or (iii) Landlord reasonably determines that the cost of repair would exceed ten percent (10%) of the Replacement Cost and the damage occurs during the final twelve (12) months of the Term, as the Term may have been extended pursuant to Section 3.2. Should Landlord elect not to repair the damage for one of the preceding reasons, Landlord shall so notify Tenant in the "Casualty Notice" (as defined below), and this Lease shall terminate as of the date of delivery of that notice. Landlord agrees that it shall not exercise its right to terminate this Lease in a manner that unreasonably discriminates against Tenant.

         (b) As soon as reasonably practicable following the casualty event but not later than sixty (60) days thereafter, Landlord shall notify Tenant in writing ("Casualty Notice") of Landlord's election, if applicable, to terminate this Lease. If this Lease is not so terminated, the Casualty Notice shall set forth the anticipated period for repairing the casualty damage. If the anticipated repair period exceeds the period (the "Maximum Period") of one hundred eighty (180) days (or sixty (60)) days if the casualty occurs during the final year of the Term, as the Term may have been extended), and if the damage is so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises, then Tenant may elect to terminate this Lease by written notice to Landlord within fifteen (15) days following delivery of the Casualty Notice. If the anticipated repair period as set forth in the Casualty Notice was less than the Maximum Period but Landlord determines subsequently that the actual repair period will exceed the Maximum Period, then Landlord shall so notify Tenant and Tenant may, within five (5) business days thereafter, elect to terminate this lease; otherwise, the Maximum Period shall be deemed extended as set forth in Landlord's notice. Should Landlord fail substantially to complete the restoration within the Maximum Period (as the same may be extended as aforesaid), then Tenant may terminate this Lease by notice to Landlord.

         (c) From and after the sixth business day following the casualty event, the rental to be paid under this Lease shall be abated in the same proportion that the floor area of the Premises that is rendered unusable by the damage from time to time bears to the total floor area of the Premises.

         (d) Notwithstanding the provisions of subsections (a), (b) and (c) of this Section, Tenant shall not be entitled to rental abatement or termination rights if the damage is due to the willful misconduct of Tenant or its employees, subtenants, contractors, or representatives. In addition, the provisions of this Section shall not be deemed to require Landlord to repair any improvements, fixtures and other items that Tenant is obligated to repair or insure pursuant to Article VII, Exhibit D, or any other provision of this Lease; provided, however, that if and to the extent Landlord receives insurance proceeds from Landlord's insurance carrier for damage to interior leasehold improvements, as reasonably determined by Landlord after first applying any proceeds to damage in areas other than tenant suites, then Landlord shall, subject to the rights of any mortgagee or ground lessor, make those excess proceeds available for repair of the affected leasehold improvements.

      SECTION 11.2. LEASE GOVERNS. Tenant agrees that the provisions of this Lease, including without limitation Section 11.1, shall govern any damage or destruction and shall accordingly supersede any contrary statute or rule of law.

                           ARTICLE XII. EMINENT DOMAIN

      SECTION 12.1. TOTAL OR PARTIAL TAKING. If all or a material portion of the Premises is taken by any lawful authority by exercise of the right of eminent domain, or sold to prevent a taking, either Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to the authority. In the event title to a portion of the Building or Project, other than the Premises, is taken or sold in lieu of taking, and if Landlord elects to restore the Building in such a way as to alter the Premises materially, either party may terminate this Lease, by written notice to the other party, effective on the date of vesting of title. In the event neither party has elected to terminate this Lease as provided above, then Landlord shall promptly, after receipt of the condemnation award, proceed to restore the Premises to substantially their condition prior to the taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of the taking and restoration. In the event of a taking, Landlord shall be entitled to the entire amount of the condemnation award without deduction for any estate or interest of Tenant; provided that nothing in this Section shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

      SECTION 12.2. TEMPORARY TAKING. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to abatement of rent, and any award specifically attributable to a temporary taking of the Premises shall belong entirely to Tenant. A temporary taking shall be deemed to be a taking of the use or occupancy of the Premises for a period of not to exceed ninety (90) days.

      SECTION 12.3. TAKING OF PARKING AREA. In the event there shall be a taking of the parking area such that Landlord can no longer provide sufficient parking to comply with this Lease, Landlord shall use commercially reasonable efforts to substitute reasonably equivalent parking in a location reasonably close to the Building; provided that if Landlord fails to make that substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by written notice to Landlord. If this Lease is not so terminated by Tenant, there shall be no abatement of rent (other than the parking charges) and this Lease shall continue in effect.

                ARTICLE XIII. SUBORDINATION; ESTOPPEL CERTIFICATE

      SECTION 13.1. SUBORDINATION. At the option of Landlord or any of its mortgagees/deed of trust beneficiaries, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as Tenant is not in default under this Lease, this Lease shall not be terminated or Tenant's quiet enjoyment of the Premises disturbed in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section. In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease, and shall promptly execute any commercially reasonable instrument reasonably required by Landlord's successor for that purpose. Tenant shall also, within twenty (20) days following written request of Landlord (or the beneficiary under any deed of trust encumbering the Building), execute and deliver all commercially reasonable instruments as may be required from time to time by Landlord or such beneficiary (including without limitation any commercially reasonable subordination, nondisturbance and attornment agreement in the form customarily required by such beneficiary) to subordinate this Lease and the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust; provided, however, that any such beneficiary may, by written notice to Tenant given at any time, subordinate the lien of its deed of trust to this Lease. It is understood that Tenant may condition its execution of a subordination agreement upon receipt of a commercially reasonable nondisturbance covenant. Tenant shall agree that any purchaser at a foreclosure sale or lender taking title under a deed in lieu of foreclosure shall not be responsible for any act or omission of a prior landlord, shall not be subject to any offsets or defenses Tenant may have against a prior landlord, and shall not be liable for the return of any security deposit not actually recovered by such purchaser or bound by any rent paid in advance of the calendar month in which the transfer of title occurred; provided that the foregoing shall not release the applicable prior landlord from any liability for those obligations. Tenant acknowledges that Landlord's mortgagees and successors-in-interest and all beneficiaries under deeds of trust encumbering the Building are intended third party beneficiaries of this Section.

      SECTION 13.2. ESTOPPEL CERTIFICATE. Tenant shall, within twenty (20) days following written notice from Landlord, execute, acknowledge and deliver to Landlord, in any commercially reasonable form that Landlord may reasonably require, a statement in writing in favor of Landlord and/or any prospective purchaser or encumbrancer of the Building (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant's actual knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord may reasonably require. Tenant's statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Project. In addition to Landlord's other rights and remedies, Tenant's failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance, and (iii) not more than one month's rental has been paid in advance. Within twenty (20) days following request by Tenant but not more often than once annually, Landlord shall execute and deliver a corresponding estoppel certificate for the benefit of a purchaser or lender of Tenant.

                       ARTICLE XIV. DEFAULTS AND REMEDIES

      SECTION 14.1. TENANT'S DEFAULTS. In addition to any other event of default set forth in this Lease, the occurrence of any one or more of the following events shall constitute a default by Tenant:

         (a) The failure by Tenant to make any payment of rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) business days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. For purposes of these default and remedies provisions, the term "additional rent" shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease.

         (b) The discovery by Landlord that any financial statement provided by Tenant, or by any affiliate, successor or guarantor of Tenant, was materially false.

         (c) The failure or inability by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in any other subsection of this Section, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

         (d) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, if possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where the seizure is not discharged within thirty (30) days; or (v) Tenant's convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts. Landlord shall not be deemed to have knowledge of any event described in this subsection unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant's insolvency. In the event that any provision of this subsection is contrary to applicable law, the provision shall be of no force or effect.

      SECTION 14.2. LANDLORD'S REMEDIES.

         (a) In the event of any default by Tenant, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

                (i) Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Such termination shall not affect any accrued obligations of Tenant under this Lease. Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property. Landlord shall also be entitled to recover from
Tenant:

                      (1) The worth at the time of award of the unpaid rent and additional rent which had been earned at the time of termination;

                      (2) The worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

                      (3) The worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

                      (4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result from Tenant's default, including, but not limited to, the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, renovation, improvement and alteration of the Premises for a new tenant, reasonable attorneys' fees, and any other reasonable costs; and

                      (5) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law. The term "rent" as used in this Lease shall be deemed to mean the Basic Rent and all other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease. Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period. As used in subparagraphs (1) and (2) above, the "worth at the time of award" shall be computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                (ii) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due. Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord's interests under this Lease, shall not constitute a termination of the Tenant's right to possession of the Premises. In the event that Landlord elects to avail itself of the remedy provided by this subsection (ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease.

         (b) The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time. No delay or omission of either party to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default by the other party. The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord's knowledge of the preceding breach or default at the time of acceptance of rent, or (ii) a waiver of Landlord's right to exercise any remedy available to Landlord by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Section 14.1. No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord's right to recover the balance of the rent or pursue any other remedy available to it. Tenant hereby waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Section 1174 or 1179, or under any other present or future law, in the event this Lease is terminated by reason of any default by Tenant. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of the Lease or a surrender of the Premises.

      SECTION 14.3. LATE PAYMENTS. Any rent due under this Lease that is not paid to Landlord within five (5) business days after written notice that the same was not paid when due shall bear interest at the rate of ten percent (10%) per annum from the date due until fully paid. The payment of interest shall not cure any default by Tenant under this Lease. In addition, Tenant acknowledges that the late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any rent due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after written notice of nonpayment, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge for each delinquent payment equal to two hundred and fifty dollars ($250.00). Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.

      SECTION 14.4. RIGHT OF LANDLORD TO PERFORM. All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant's sole cost and expense and without any abatement of rent or right of set-off except as otherwise set forth in this Lease. If Tenant fails to pay any sum of money, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election, make the payment or perform the other act on Tenant's part. Landlord's election to make the payment or perform the act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all reasonable sums paid by Landlord and all necessary incidental costs, together with interest at the rate of ten percent (10%) per annum from the date of the payment by Landlord.

      SECTION 14.5. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion.

      SECTION 14.6. EXPENSES AND LEGAL FEES. Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys' fees, and all other costs. The prevailing party for the purpose of this paragraph shall be determined by the trier of the facts.

      SECTION 14.7. WAIVER OF JURY TRIAL/RIGHT TO ARBITRATE.

         (a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

         (b) SHOULD A DISPUTE ARISE BETWEEN THE PARTIES REGARDING ANY MATTER DESCRIBED ABOVE, THEN EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER EITHER PARTY MAY CAUSE THE DISPUTE TO BE SUBMITTED TO JAMS/ENDISPUTE ("JAMS") OR ITS SUCCESSOR, IN THE COUNTY IN WHICH THE BUILDING IS SITUATED FOR BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR. HOWEVER, EACH PARTY RESERVES THE RIGHT TO SEEK A PROVISIONAL REMEDY BY JUDICIAL ACTION. NO ARBITRATION ELECTION BY EITHER PARTY PURSUANT TO THIS SUBSECTION SHALL BE EFFECTIVE IF MADE LATER THAN THIRTY (30) DAYS FOLLOWING SERVICE OF A JUDICIAL SUMMONS AND COMPLAINT BY OR UPON SUCH PARTY CONCERNING THE DISPUTE. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PRACTICE AND PROCEDURE OF JAMS AND OTHERWISE

PURSUANT TO THE CALIFORNIA ARBITRATION ACT (CODE OF CIVIL PROCEDURE SECTIONS 1280 ET SEQ.). NOTWITHSTANDING THE FOREGOING, THE ARBITRATOR IS SPECIFICALLY DIRECTED TO LIMIT DISCOVERY TO THAT WHICH IS ESSENTIAL TO THE EFFECTIVE PROSECUTION OR DEFENSE OF THE ACTION, AND IN NO EVENT SHALL SUCH DISCOVERY BY EITHER PARTY INCLUDE MORE THAN ONE NON-EXPERT WITNESS DEPOSITION UNLESS BOTH PARTIES OTHERWISE AGREE. THE ARBITRATOR SHALL, TO THE EXTENT APPLICABLE, FOLLOW THE SUBSTANTIVE LAW OF CALIFORNIA AND SHALL RENDER A REASONED WRITTEN DECISION WITHIN TWENTY DAYS FOLLOWING THE HEARING. THE ARBITRATOR SHALL APPORTION THE COSTS OF THE ARBITRATION, TOGETHER WITH THE ATTORNEYS' FEES OF THE PARTIES, IN THE MANNER DEEMED EQUITABLE BY THE ARBITRATOR, IT BEING THE INTENTION OF THE PARTIES THAT THE PREVAILING PARTY ORDINARILY BE ENTITLED TO RECOVER ITS REASONABLE COSTS AND FEES. JUDGMENT UPON ANY AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED BY ANY COURT HAVING JURISDICTION; PROVIDED THAT SUCH AWARD SHALL BE VACATED IN ACCORDANCE WITH THE CALIFORNIA ARBITRATION ACT SHOULD THE COURT DETERMINE, UPON TIMELY PETITION, THAT THE ARBITRATOR EXCEEDED HIS/HER POWERS BY RENDERING A DECISION INCONSISTENT WITH CALIFORNIA LAW OR THAT OTHER GOOD AND SUFFICIENT CAUSE FOR VACATION EXISTS.

                             ARTICLE XV. END OF TERM

      SECTION 15.1. HOLDING OVER. This Lease shall terminate without further notice upon the expiration of the Term, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties. If Tenant holds over for any period after the expiration (or earlier termination) of the Term, Landlord may, at its option, treat Tenant as a tenant at sufferance only, commencing on the first (1st) day following the termination of this Lease. However, should Landlord accept the payment of monthly hold-over rent by Tenant, then a month-to-month tenancy shall be deemed effected and neither party shall terminate this Lease without thirty (30) days prior written notice to the other party. Any hold-over by Tenant shall be subject to all of the terms of this Lease, except that the monthly rental shall be one hundred fifty percent (150%) of the total monthly rental for the month immediately preceding the date of termination, subject to Landlord's right to modify same upon thirty (30) days notice to Tenant. If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender, provided that Tenant was notified of the existence of such succeeding tenant. Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease. The foregoing provisions of this Section are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord under this Lease or at law.

      SECTION 15.2. MERGER ON TERMINATION. The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

      SECTION 15.3. SURRENDER OF PREMISES; REMOVAL OF PROPERTY. Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear, casualty damage and repairs which are Landlord's obligation excepted, and shall remove or fund to Landlord the cost of removing all wallpapering and voice and/or data transmission cabling installed by or for Tenant, together with all personal property and debris, except for any items that Landlord may by written authorization allow to remain. Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes. If Tenant shall fail to comply with the provisions of this Section, Landlord may, after five (5) business days notice to Tenant (if Landlord has been given Tenant's new address), effect the removal and/or make any repairs, and the reasonable cost to Landlord shall be additional rent payable by Tenant upon demand. If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a commercially reasonable instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

                        ARTICLE XVI. PAYMENTS AND NOTICES

      All sums payable by Tenant to Landlord shall be paid, without deduction or offset (except as otherwise set forth in this Lease), in lawful money of the United States to Landlord at its address set forth in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing. Unless this Lease expressly provides otherwise, as for example in the payment of rent pursuant to Section 4.1, all payments shall be due and payable within five (5) business days after written demand. All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable. Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered to the other party, at the address set forth in Item 13 of the Basic Lease Provisions, by personal service, or by any courier or "overnight" express mailing service, or may be deposited in the United States mail, postage prepaid, certified mail, return receipt requested. Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address. If any notice or other document is sent by mail, it shall be deemed served or delivered upon the date personal delivery is made, or one (1) business day after deposit with a nationally recognized courier service or three (3) business days after mailing or, if sooner, upon actual receipt. The refusal to accept delivery of a notice, or the inability to deliver the notice (whether due to a change of address for which notice was not duly given or other good reason), shall be deemed delivery and receipt of the notice as of the date of attempted delivery. If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

                       ARTICLE XVII. RULES AND REGULATIONS

      Tenant agrees to comply with the Rules and Regulations attached as Exhibit E, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants (including Tenant) by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Project and/or Common Areas. Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease or any other act or conduct by any other tenant, and the same shall not constitute a constructive eviction hereunder. One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other. Landlord shall not enforce, change or modify the Rules and Regulations in a manner discriminatory to Tenant. Tenant's failure to keep and observe the Rules and Regulations after notice and a reasonable cure period under the circumstances shall constitute a default under this Lease. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

                       ARTICLE XVIII. BROKER'S COMMISSION

      The parties recognize as the broker(s) who negotiated this Lease the firm(s), if any, whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) unless otherwise provided in this Lease. Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed or claiming to represent or to have been employed by the indemnifying party in connection with the negotiation of this Lease. The foregoing agreement shall survive the termination of this Lease.

                  ARTICLE XIX. TRANSFER OF LANDLORD'S INTEREST

      In the event of any transfer of Landlord's interest in the Premises, the transferor shall be automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the transfer, provided that Tenant is duly notified of the transfer, the transferor turns over or credits any prepaid rent or Security Deposit to the transferee, and the transferee assumes in writing the obligations of Landlord accruing from and after the date of the transfer. Any funds held by the transferor in which Tenant has an interest shall be turned over, subject to that interest, to the transferee. No holder of a mortgage and/or deed of trust to which this Lease is or may be subordinate shall be responsible in connection with the Security Deposit unless the mortgagee or holder of the deed of trust actually receives the Security Deposit. It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and in respect to their respective successive periods of ownership.

                           ARTICLE XX. INTERPRETATION

      SECTION 20.1. GENDER AND NUMBER. Whenever the context of this Lease requires, the words "Landlord" and "Tenant" shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

      SECTION 20.2. HEADINGS. The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

      SECTION 20.3. JOINT AND SEVERAL LIABILITY. If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease. This Section is not intended to apply to the joint and several obligations imposed by an assignment of the Lease.

      SECTION 20.4. SUCCESSORS. Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns. Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

      SECTION 20.5. TIME OF ESSENCE. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

      SECTION 20.6. CONTROLLING LAW/VENUE. This Lease shall be governed by and interpreted in accordance with the laws of the State of California. Should any litigation be commenced between the parties in connection with this Lease, such action shall be prosecuted in the applicable State Court of California in the county in which the Building is located.

      SECTION 20.7. SEVERABILITY. If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      SECTION 20.8. WAIVER. One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition. Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party's consent to any subsequent act. No breach of this Lease shall be deemed to have been waived unless the waiver is in a writing signed by the waiving party.

      SECTION 20.9. INABILITY TO PERFORM. In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay; provided that the foregoing shall not be deemed to extend the time periods set forth in Article XI of this Lease. The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent.

      SECTION 20.10. ENTIRE AGREEMENT. This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building, and the Project, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect. Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease. No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

      SECTION 20.11. QUIET ENJOYMENT. Upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

      SECTION 20.12. SURVIVAL. All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

                      ARTICLE XXI. EXECUTION AND RECORDING

      SECTION 21.1. COUNTERPARTS. This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

      SECTION 21.2. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the entity represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of its organizational documents or an appropriate certificate authorizing or evidencing the execution of this Lease.

      SECTION 21.3. EXECUTION OF LEASE; NO OPTION OR OFFER. The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and delivery of a fully executed counterpart to Tenant.

      SECTION 21.4. RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

      SECTION 21.5. AMENDMENTS. No amendment or mutual termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest. No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

                           ARTICLE XXII. MISCELLANEOUS

      SECTION 22.1. NONDISCLOSURE OF LEASE TERMS. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Project, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease, to Tenant's agents, or as required by applicable law.

      SECTION 22.2. REPRESENTATIONS BY TENANT. The application, financial statements and tax returns, if any, submitted and certified to by Tenant as an accurate representation of its financial condition have been prepared, certified and submitted to Landlord as an inducement and consideration to Landlord to enter into this Lease. The application and statements are represented and warranted by Tenant to be correct in all material respects and to accurately and fully reflect in all material respects Tenant's true financial condition as of the date of execution of this Lease by Tenant. Tenant shall during the Term promptly furnish Landlord with current annual financial statements accurately reflecting Tenant's financial condition upon written request from Landlord but not more than one (1) time in any calendar year.

      SECTION 22.3. CHANGES REQUESTED BY LENDER. If, in connection with obtaining financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not increase the obligations of Tenant or adversely affect the leasehold interest created by this Lease or Tenant's rights hereunder.

      SECTION 22.4. MORTGAGEE PROTECTION. No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder or to terminate this Lease shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Building whose address has been furnished to Tenant and (b) such beneficiary is afforded the same period following notice that Landlord is granted herein to cure the default.

      SECTION 22.5. WAIVER OF CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligation on either party ("Releasee") to be responsible or liable for, and the other party ("Releasor") hereby releases the Releasee from all liability for, consequential damages incurred by the Releasor; provided that the foregoing shall not apply to those consequential damage incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease, subject to the terms of Section 15.1, above.


LANDLORD:                                     TENANT:

THE IRVINE COMPANY                            ACACIA RESEARCH CORPORATION



By /s/ Donald S. McNutt                       By /s/ Robert L. Harris II
   -----------------------------------           --------------------------
     Donald S. McNutt
     Senior Vice President, Leasing,          Printed Name Robert L. Harris II
     Office Properties
                                              Title President




By /s/ Lydia Kennedy                          By /s/ Robert A. Berman
   -----------------------------------           -------------------------------
     Lydia Kennedy
     Vice President, Asset Management,        Printed Name Robert A. Berman
     Office Properties
                                              Title Sr. VP & Secretary

                                   EXHIBIT A


                           [floor plan diagram here]

                                    EXHIBIT B

                             UTILITIES AND SERVICES

      The following standards for utilities and services shall be in effect at the Building. In the case of any conflict between these standards and the Lease, the Lease shall be controlling. Subject to all of the provisions of the Lease, including but not limited to the restrictions contained in Section 6.1, the following shall apply:

      1. Landlord shall make available to the Premises during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday ("Building Hours"), generally recognized national holidays excepted, HVAC services for normal comfort for normal office use in the Premises. Subject to the provisions set forth below, Landlord shall also furnish the Building with elevator service, reasonable amounts of electric current consistent with that utilized for normal office purposes by other tenants of the Building, and water for lavatory purposes. Tenant will not, without the prior written consent of Landlord, increase the amount of electricity, gas or water usually furnished or supplied for use of the Premises as general office space; nor shall Tenant connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises) for the purpose of using electric current or water. This paragraph shall at all times be subject to applicable governmental regulations.

      2. Upon written request from Tenant delivered to Landlord at least 24 hours prior to the period for which service is requested, but during normal business hours, Landlord will provide HVAC services to Tenant at such times when such services are not otherwise available. Tenant agrees to pay Landlord for those after-hour services at rates that Landlord may establish from time to time, provided such rates are generally consistent with those imposed by landlords of comparable high-rise office projects in the Newport Beach area. If Tenant requires electric current in excess of that which Landlord is obligated to furnish under this Exhibit B, Tenant shall first obtain the consent of Landlord, which consent shall not be unreasonably withheld, and Landlord may cause an electric current meter to be installed in the Premises to measure the amount of electric current consumed. The cost of installation, maintenance and repair of the meter shall be paid for by Tenant, and Tenant shall reimburse Landlord promptly upon demand for all electric current consumed for any special power use as shown by the meter. The reimbursement shall be at the rates charged for electrical power by the local public utility furnishing the current.

      3. If any lights, machines or equipment (including without limitation electronic data processing machines) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual fractional horsepower office equipment, Landlord shall have the right at its reasonable election (but upon prior written notice to Tenant) to install or modify any machinery and equipment to the extent Landlord reasonably deems necessary to restore temperature balance. The reasonable cost of installation, and any reasonable additional cost of operation and maintenance, shall be paid by Tenant to Landlord promptly upon demand.

      4. Landlord shall furnish water for drinking, personal hygiene and lavatory purposes only. If Tenant requires or uses water for any purposes in addition to ordinary drinking, cleaning and lavatory purposes, Landlord may, in its discretion but upon prior written notice to Tenant, install a water meter to measure Tenant's water consumption. Tenant shall pay Landlord for the reasonable cost of the meter and the cost of its installation, and for consumption throughout the duration of Tenant's occupancy. Tenant shall keep the meter and installed equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause the meter to be replaced or repaired at Tenant's expense. Tenant agrees to pay for water consumed, as shown on the meter and when bills are rendered, and on Tenant's default in making that payment Landlord may pay the charges on behalf of Tenant. Any costs or expenses or payments made by Landlord for any of the reasons or purposes stated above shall be deemed to be additional rent payable by Tenant to Landlord upon demand.

      5. In the event that any utility service to the Premises is separately metered or billed to Tenant, Tenant shall pay all charges for that utility service to the Premises and the cost of furnishing the utility to tenant suites shall be excluded from the Operating Expenses as to which reimbursement from Tenant is required in the Lease. If any utility charges are not paid when due Landlord may pay them, and any amounts paid by Landlord shall immediately become due to Landlord from Tenant as additional rent. If Landlord elects to furnish any utility service to the Premises, Tenant shall purchase its requirements of that utility from Landlord as long as the rates charged by Landlord do not exceed those which Tenant would be required to pay if the utility service were furnished it directly by a public utility.

      6. Landlord shall provide janitorial services five days per week, equivalent to that furnished in comparable first class high-rise office buildings in the Newport Beach area, and window washing as reasonably required but in any event at least twice per year; provided, however, that Tenant shall pay for any additional or unusual janitorial services required by reason of any nonstandard improvements in the Premises, including without limitation wall coverings and floor coverings installed by or for Tenant, or by reason of any use of Premises other than exclusively as offices. The cleaning services provided by Landlord shall also exclude refrigerators, eating utensils (plates, drinking containers and silverware), and interior glass partitions.

      7. Tenant shall have access to the Building and parking 24 hours per day, 7 days per week, 52 weeks per year; provided that Landlord may install access control systems as it deems advisable for the Building. Such systems may, but need not, include full or part-time lobby supervision, the use of a sign-in sign-out log, a card identification access system, building parking and access pass system, closing hours procedures, access control stations, fire stairwell exit door alarm system, electronic guard system, mobile paging system, elevator control system or any other access controls. In the event that Landlord elects to provide any or all of those services, Landlord may discontinue providing them at any time with or without notice; provided that Landlord shall continue to utilize a reasonable access control system for the Building. Landlord may impose a reasonable charge that is uniform for the Building for access control cards and/or keys issued to Tenant. Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services, for any breakdown in service, or for the failure by Landlord to provide access control services. Tenant further acknowledges that Landlord's access systems may be temporarily inoperative during building emergency and system repair periods.

                                    EXHIBIT C

                                     PARKING


      The following parking regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable, nondiscriminatory modifications and additions to the regulations by written notice to Tenant. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

      1. Landlord agrees to maintain, or cause to be maintained, an automobile parking area ("Parking Area") in reasonable proximity to the Building for the benefit and use of the visitors and patrons and, except as otherwise provided, employees of Tenant, and other tenants and occupants of the Building. The Parking Area shall include, whether in a surface parking area or a parking structure, the automobile parking stalls, driveways, entrances, exits, sidewalks and attendant pedestrian passageways and other areas designated for parking. Landlord shall have the right and privilege of determining the nature and extent of the automobile Parking Area, whether it shall be surface, underground or other structure, and of making such changes to the Parking Area from time to time which in its opinion are desirable and for the best interests of all persons using the Parking Area, provided that Landlord does not thereby materially adversely affect Tenant's parking rights hereunder. Landlord shall keep the Parking Area in a neat, clean and orderly condition, and shall repair any damage to its facilities. Landlord shall not be liable for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the negligence or willful misconduct of Landlord. Unless otherwise instructed by Landlord, every parker shall park and lock his or her own motor vehicle. Landlord shall also have the right to establish, and from time to time amend, and to enforce against all users of the Parking Area all reasonable nondiscriminatory rules and regulations (including the designation of areas for employee parking) as Landlord may deem necessary and advisable for the proper and efficient operation and maintenance of the Parking Area. Garage managers or attendants are not authorized to make or allow any exceptions to these regulations.

      2. Landlord may, if it deems advisable in its sole discretion, charge for parking and may establish for the Parking Area a system or systems of permit parking for Tenant, its employees and its visitors, which may include, but not be limited to, a system of charges against nonvalidated parking, verification of users, a set of regulations governing different parking locations, and an allotment of reserved or nonreserved parking spaces based upon the charges paid and the identity of users. In no event shall Tenant or its employees park in reserved stalls leased to other tenants or in stalls within designated visitor parking zones, nor shall Tenant or its employees utilize more than the number of parking stalls allotted in this Lease to Tenant. It is understood that Landlord shall not have any obligation to cite improperly parked vehicles or otherwise attempt to enforce reserved parking rules during hours when parking attendants are not present at the Parking Area. Tenant shall comply with such system in its use of the Parking Area (and shall endeavor to cause its visitors to comply), provided, however, that the system and rules and regulations shall apply to all persons entitled to the use of the Parking Area, and all charges to Tenant for use of the Parking Area shall be no greater than Landlord's then current scheduled charge for parking.

      3. Tenant shall, upon request of Landlord from time to time, furnish Landlord with a list of its employees' names and of Tenant's and its employees' vehicle license numbers. Tenant agrees to acquaint its employees with these regulations, and shall be liable to Landlord for all unpaid parking charges incurred by its employees. Any amount due from Tenant shall be deemed additional rent. Tenant authorizes Landlord to tow away from the Building any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, and/or to attach violation stickers or notices to those vehicles. In the event Landlord elects or is required to limit or control parking by tenants, employees, visitors or invitees of the Building, whether by validation of parking tickets, parking meters or any other method of assessment, Tenant agrees to participate in the validation or assessment program under reasonable nondiscriminatory rules and regulations as are established by Landlord and/or any applicable governmental agency.

      4. Landlord may establish an identification system for vehicles of Tenant and its employees which may consist of stickers, magnetic parking cards or other identification devices supplied by Landlord. All identification devices shall remain the property of Landlord, shall be displayed as required by Landlord or upon request and may not be mutilated or obliterated in any manner. Those devices shall not be transferable and any such device in the possession of an unauthorized holder shall be void and may be confiscated. Landlord may impose a reasonable and uniform fee for identification devices and a reasonable and uniform replacement charge for devices which are lost or stolen. Each identification device shall be returned to Landlord promptly following the Expiration Date or sooner termination of this Lease. Loss or theft of parking identification devices shall be reported to Landlord or its Parking Area operator immediately and a written report of the loss filed if requested by Landlord or its Parking Area operator.

      5. Persons using the Parking Area shall observe all directional signs and arrows and any posted speed limits. Unless otherwise posted, in no event shall the speed limit of 5 miles per hour be exceeded. All vehicles shall be parked entirely within painted stalls, and no vehicles shall be parked in areas which are posted or marked as "no parking" or on or in ramps, driveways and aisles. Only one vehicle may be parked in a parking space. In no event shall Tenant interfere with the use and enjoyment of the Parking Area by other tenants of the Building or their employees or invitees.

      6. Parking Areas shall be used only for parking vehicles. Washing, waxing, cleaning or servicing of vehicles, or the parking of any vehicle on an overnight basis, in the Parking Area (other than emergency services) by any parker or his or her agents or employees is prohibited unless otherwise authorized by Landlord. Tenant shall have no right to install any fixtures, equipment or personal property (other than vehicles) in the Parking Area, nor shall Tenant make any alteration to the Parking Area.

      7. It is understood that the employees of Tenant and the other tenants of Landlord within the Building and Project shall not be permitted to park their automobiles in the portions of the Parking Area which may from time to time be designated for patrons of the Building and/or Project and that Landlord shall at all times have the right to establish reasonable and nondiscriminatory rules and regulations for employee parking. Landlord shall make available for lease by Tenant the number of vehicle parking spaces set forth in Item 12 of the Basic Lease Provisions, and Tenant shall at all times lease not fewer than six (6) of those allotted stalls. During the initial sixty (60) month Lease Term, the monthly rate for each of the allotted unreserved stalls leased by Tenant shall be Fifty-Five Dollars ($55.00). In addition, Tenant may, by notice to Landlord given not later than two (2) months after the Commencement Date, convert up to six (6) of the allotted unreserved stalls to reserved spaces (the "Converted Stalls"). During the initial sixty (60) month Term, the monthly rate for each Converted Stall leased continuously by Tenant shall be Ninety-Eight Dollars ($98.00). Should Tenant fail timely to lease the full allotment of six (6) Converted Stalls, or should Tenant thereafter relinquish its leasing of any of those reserved stalls, then Tenant may thereafter lease additional reserved stalls (up to the aggregate total of six) subject to their then-current availability and at Landlord's scheduled rate from time to time. Following the initial sixty (60) month Term, all parking shall be at Landlord's scheduled rates from time to time, as shall any parking that may be leased by Tenant in addition to the foregoing. Should any monthly parking charge installment not be paid within five (5) business days following the date due, then a late charge shall be payable by Tenant equal to fifty dollars ($50.00), which late charge shall be separate and in addition to any late charge that may be assessed pursuant to Section 14.3 of the Lease for other than delinquent monthly parking charges. Landlord may authorize persons other than those described above, including occupants of other buildings, to utilize the Parking Area. In the event of the use of the Parking Area by other persons, those persons shall pay for that use in accordance with the terms established above; provided, however, Landlord may allow those persons to use the Parking Area on weekends, holidays, and at other non-office hours without payment.

      8. Notwithstanding the foregoing paragraphs 1 through 7, Landlord shall be entitled to pass on to Tenant, pursuant to Article IV of this Lease, its proportionate share of any charges or parking surcharge or transportation management costs levied by any governmental agency. The foregoing parking provisions are further subject to any mandatory governmental regulations which limit parking or otherwise seek to encourage the use of carpools, public transit or other alternative transportation forms or traffic reduction programs. Tenant agrees that it will use its commercially reasonable efforts to cooperate, including registration and attendance, in governmentally mandated programs which may be undertaken to reduce traffic. Tenant acknowledges that as a part of those programs, it may be required to distribute employee transportation information, participate in employee transportation surveys, allow employees to participate in commuter activities, designate a liaison for commuter transportation activities, distribute commuter information to all employees, and otherwise participate in other programs or services initiated under a transportation management program.

      9. Should any parking spaces be allotted by Landlord to Tenant, either on a reserved or nonreserved basis, Tenant shall not assign or sublet any of those spaces, either voluntarily or by operation of law, without the prior written consent of Landlord, except in connection with an authorized assignment of this Lease or subletting of the Premises.

                                    EXHIBIT D

                               TENANT'S INSURANCE


      The following standards for Tenant's insurance shall be in effect at the Building. Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

      1. Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect: (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to personal injury, nonowned automobile, blanket contractual, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), and cross liability and severability of interest clauses, which policy(ies) shall be written on an "occurrence" basis and for not less than $2,000,000 combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability; (ii) workers' compensation insurance coverage as required by law, together with employers' liability insurance coverage; (iii) with respect to improvements, alterations, and the like required or permitted to be made by Tenant under this Lease, builder's all-risk insurance, in amounts reasonably satisfactory to Landlord; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard "all risk" form, insuring the improvements, trade fixtures, furnishings, equipment and items of personal property in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement), which policy shall also include loss of income/business interruption/extra expense coverage in an amount not less than nine months loss of income from Tenant's business in the Premises. Notwithstanding the foregoing, Tenant may elect to self-insure the loss of income/business interruption/extra expense coverage with full waiver of subrogation in favor of Landlord. In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

      2. All policies of insurance required to be carried by Tenant pursuant to this Exhibit shall be written by insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than "A" and financial rating of not less than "X" in the most current Best's Insurance Report. Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy. A certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit and contains the required provisions, together with endorsements reasonably acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required under Paragraph 3 below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises. Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.

      3. Unless otherwise provided below, each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit shall contain the following provisions and/or clauses satisfactory to Landlord: (i) with respect to Tenant's commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be excess and noncontributory, together with a provision including Landlord, its management agent and lender as additional insureds; (ii) a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.

      4. In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit, any insurance required by this Exhibit, or fails to carry insurance required by any governmental authority, Landlord may, upon ten (10) days prior written notice to Tenant and Tenant's failure to cure, at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all reasonable sums paid by Landlord, together with interest at ten percent (10%) per annum and any related reasonable costs or expenses incurred by Landlord, within ten (10) days following Landlord's written demand to Tenant.

NOTICE TO TENANT: IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD'S MANAGEMENT AGENT PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

                                    EXHIBIT E

                              RULES AND REGULATIONS


      The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions at any time. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

      1. Except with the prior written consent of Landlord, or unless otherwise specifically authorized in this Lease, Tenant shall not sell or permit the retail sale of goods or services in or from the Premises, nor shall Tenant allow the Premises to be utilized for any manufacturing or medical practice.

      2. The sidewalks, halls, passages, elevators, stairways, and other common areas shall not be obstructed by Tenant or used by it for storage, for depositing items, or for any purpose other than for ingress to and egress from the Premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas of all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. Should Tenant have access to any balcony or patio area, Tenant shall not place any furniture or other personal property in such area without the prior written approval of Landlord. Nothing contained in this Lease shall be construed to prevent access to persons with whom Tenant normally deals only for the purpose of conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors and the like) unless those persons are engaged in illegal activities. Neither Tenant nor any employee or contractor of Tenant shall go upon the roof of the Building without the prior written consent of Landlord

      3. The sashes, sash doors, windows, glass lights, solar film and/or screen, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind shall be thrown in those facilities, and the expense of any breakage, stoppage or damage resulting from the violation of this rule by Tenant shall be borne by Tenant.

      4. No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given its consent at any time, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any subsequent sign, advertisement or notice. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, tinting, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, then provided such curtain, blind, tinting, shade or screen is visible from outside the Premises, the use of that curtain, blind, tinting, shade or screen shall be immediately discontinued and removed by Tenant. No awnings shall be permitted on any part of the Premises. No antenna or satellite dish shall be installed by Tenant that is either located or visible from outside the Premises without the prior written agreement of Landlord.

      5. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything in the Premises, which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any portion of the Building or its contents, or with any rules and ordinances established by the Board of Health or other governmental authority.

      6. The installation and location of any unusually heavy equipment in the Premises, including without limitation file storage units, safes and electronic data processing equipment, shall require the prior written approval of Landlord. Landlord may restrict the weight and position of any equipment that may exceed the weight load limits for the structure of the Building, and may further require, at Tenant's expense, the reinforcement of any flooring on which such equipment may be placed and/or an engineering study to be performed to determine whether the equipment may safely be installed in the Building and the necessity of any reinforcement. The moving of large or heavy objects shall occur only between those reasonable hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord. Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in any elevator other than the freight elevator designated by Landlord unless approved in writing by Landlord.

      7. Landlord shall clean the Premises as provided in the Lease, and except with the written consent of Landlord, no person or persons other than those reasonably approved by Landlord will be permitted to enter the Building for that purpose. Tenant shall not cause unnecessary labor by reason of Tenant's carelessness and indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant or its employees for loss or damage to property in connection with the provision of janitorial services by third party contractors, except to the extent due to Landlord's direct negligence or willful misconduct.

      8. Tenant shall not sweep or throw, or permit to be swept or thrown, from the Premises any dirt or other substance into any of the corridors or halls or elevators, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or interfere in any material way with other tenants or those having business with other tenants, nor shall any animals or birds be kept by Tenant in or about the Building. Smoking or carrying of lighted cigars, cigarettes, pipes or similar products anywhere within the Premises or Building is strictly prohibited, and Landlord may enforce such prohibition pursuant to Landlord's leasehold remedies. Smoking is permitted outside the Building and within the project only in areas designated by Landlord.

      9. No cooking shall be done or permitted by Tenant on the Premises, except pursuant to the normal use of a U.L. approved microwave oven and coffee maker for the benefit of Tenant's employees and invitees, nor shall the Premises be used for the storage of merchandise or for lodging.

      10. Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, exclusive of normal office supplies, or use any method of heating other than that supplied by Landlord.

      11. If Tenant desires telephone, telegraph, burglar alarm or similar connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions from Landlord.

      12. Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to offices, rooms and toilet rooms and all access cards which shall have been furnished to Tenant or which Tenant shall have had made.

      13. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises, except to install normal wall hangings. Tenant shall not affix any floor covering to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any floor covering shall be subject to reasonable approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant.

      14. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 8:00 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises, may be refused unless the person seeking access complies with any reasonable and nondiscriminatory access control system that Landlord may establish. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rules 2 or 18 of this Exhibit. In case of invasion, mob, riot, public excitement, or other commotion, or in the event of any other situation reasonably requiring the evacuation of the Building, Landlord reserves the right at its election and without liability to Tenant to prevent access to the Building by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

      15. Tenant shall be responsible for protecting the Premises from theft, which includes keeping doors and other means of entry closed and securely locked. Tenant shall use commercially reasonable efforts to cause all water faucets or water apparatus to be shut off before Tenant or Tenant's employees leave the Building so as to prevent waste or damage.

      16. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord. If Landlord gives its consent, Tenant shall in each case promptly furnish Landlord with a key for any new or altered lock.

      17. Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease except in accordance with Exhibit B.

      18. Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person. In the event any such person is a guest or invitee of Tenant, Tenant shall notify Landlord in advance of each desired entry, and Landlord shall authorize the person so designated to enter the Premises, provided that in the reasonable judgment of Landlord, such person will not be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees. Notwithstanding the foregoing, Landlord may condition such access by a food or beverage vendor upon the vendor's execution of an entry permit agreement which may contain provisions for insurance coverage.

      19. Tenant shall, at its expense, be required to utilize the third party contractor designated by Landlord for the Building to provide any telephone wiring services from the minimum point of entry of the telephone cable in the Building to the Premises, provided that such contractor's charges shall be generally competitive with those of other contractors performing like services in other high-rise office projects in the area.

      20. Tenant shall, upon request by Landlord, supply Landlord with the names and telephone numbers of personnel designated by Tenant to be contacted on an after-hours basis should circumstances warrant.

      21. Landlord may from time to time grant tenants individual and temporary variances from these Rules, provided that any variance does not have a material adverse effect on the use and enjoyment of the Premises by Tenant.

                                    EXHIBIT X

                                   WORK LETTER

                                DOLLAR ALLOWANCE

                            [SECOND GENERATION SPACE]

The Tenant Improvement work (herein Tenant Improvements") shall consist of any work required to complete the Premises pursuant to plans and specifications approved by both Landlord and Tenant. All of the Tenant Improvement work shall be performed by Turelk Inc. in accordance with the procedures and requirements set forth below.


I.       ARCHITECTURAL AND CONSTRUCTION PROCEDURES


         A. Tenant and Landlord shall approve both (i) a detailed space plan for the Premises, prepared by the architect engaged by Landlord for the work described herein, Gensler ("Landlord's Architect"), which includes interior partitions, ceilings, interior finishes, interior office doors, suite entrance, floor coverings, window coverings, lighting, electrical and telephone outlets, plumbing connections, heavy floor loads and other special requirements ("Preliminary Plan"), and (ii) an estimate, prepared by the contractor engaged by Landlord for the work herein ("Landlord's Contractor"), of the cost for which Landlord will complete or cause to be completed the Tenant Improvements ("Preliminary Cost Estimate"). Tenant shall approve or disapprove each of the Preliminary Plan and the Preliminary Cost Estimate by written notice and delivering same to Landlord within ten (10) business days of its receipt by Tenant. If Tenant disapproves any matter, Tenant shall specify in detail the reasons for disapproval and Landlord shall attempt to modify the Preliminary Plan and the Preliminary Cost Estimate to incorporate Tenant's suggested revisions in a mutually satisfactory manner.

         B. Before Landlord's Architect commences any work on the Working Drawings and Specifications (as defined below), Tenant shall provide in writing to Landlord or Landlord's Architect all specifications and information reasonably requested by Landlord for the preparation of final construction documents and costing, including without limitation Tenant's final selection of wall and floor finishes, complete specifications and locations (including load and HVAC requirements) of Tenant's equipment, and details of all "Non-Standard Improvements" (as defined below) to be installed in the Premises (collectively, "Programming Information"). Tenant understands that final construction documents for the Tenant Improvements shall be predicated on the Programming Information, and accordingly that such information must be accurate and complete.

         C. Within ten (10) business days following Tenant's approval of the Preliminary Plan and Preliminary Cost Estimate and delivery of the complete Programming Information, Landlord's Architect and engineers shall prepare and deliver to the parties working drawings and specifications ("Working Drawings and Specifications"), and Landlord's Contractor shall prepare a final construction cost estimate ("Final Cost Estimate") for the Tenant Improvements in conformity with the Working Drawings and Specifications. Tenant shall have ten (10) business days from the receipt thereof to approve or disapprove the Working Drawings and Specifications and the Final Cost Estimate. Should Tenant disapprove the Working Drawings and Specifications or the Final Cost Estimate, such disapproval shall be accompanied by a detailed list of revisions. Any revision requested by Tenant and accepted by Landlord shall be incorporated by Landlord's Architect into a revised set of Working Drawings and Specifications and Final Cost Estimate, and Tenant shall approve or disapprove same in writing within five (5) business days of receipt.

         D. In the event that Tenant requests in writing a revision in the approved Working Drawings and Specifications ("Change"), then provided such Change is acceptable to Landlord in good faith, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the Completion Cost such Change would cause. Tenant shall approve or disapprove such change order in writing within three (3) business days following its receipt from Landlord. Tenant's approval of a Change shall be accompanied by Tenant's payment of any resulting increase in the Completion Cost provided that the "Landlord's Contribution" (as defined below) has been exceeded.

         E. It is understood that the Preliminary Plan and the Working Drawings and Specifications, together with any Changes thereto, shall be subject to the prior good faith approval of Landlord. Landlord shall identify any disapproved items within three (3) business days (or two (2) business days in the case of Changes) after receipt of the applicable document. In lieu of disapproving an item, Landlord may approve same on the condition that Tenant pay to Landlord, prior to the start of construction and in addition to all sums otherwise due hereunder, an amount equal to the cost, as reasonably estimated by Landlord, of removing and replacing the item upon the expiration or termination of the Lease. Should Landlord approve work that would necessitate any ancillary Building modification or other expenditure by Landlord, then Landlord shall so notify Tenant at the time of Landlord's approval and except to the extent of any remaining balance of the "Landlord's Contribution" as described below, Tenant shall, in addition to its other obligations herein, promptly fund the cost thereof to Landlord.

         F. Landlord shall permit Tenant and its agents to enter the Premises up to ten (10) business days prior to the Commencement Date of the Lease in order that Tenant may perform any work to be performed by Tenant hereunder through its own contractors, subject to Landlord's prior written approval (which shall not be unreasonably withheld), and in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the Premises prior to the Commencement Date is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or unreasonably interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant. That license is further conditioned upon the compliance by Tenant's contractors with all requirements reasonably imposed by Landlord on third party contractors and subcontractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms reasonably satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's agents, Landlord shall not be liable in any way for any injury, loss or damage which may occur to any such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the Premises extend the Commencement Date of this Lease.

         G. Tenant hereby designates Chip Harris, Telephone No. (626) 396-8300, as its representative and agent for the purpose of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. Tenant may amend the designation of its construction representative(s) at any time upon delivery of written notice to Landlord. Conversely, Landlord hereby designates Stewart Morse of lnsignia/ESG, Telephone No. (949) 784-0844, as its construction representative, subject to modification by written notice to Tenant.

         H. It is understood that the Tenant Improvements shall be completed during Tenant's occupancy of the Premises. However, Landlord agrees that it shall use diligent efforts to recarpet and paint those areas of the Premises not affected by the demising walls by February 15, 2002 (which date is based on the assumption that Tenant shall execute and deliver this Lease to Landlord by January 22, 2002). In this regard, Tenant agrees to assume any risk of injury, loss or damage which may result, except for the gross negligence or willful misconduct of Landlord or its contractors or agents. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for Landlord to complete the work in the Premises and that no rental abatement shall result while the Tenant Improvements are completed in the Premises.

                  Landlord agrees that it shall use diligent efforts to complete the Tenant Improvements as expeditiously as is reasonably possible once such work has commenced and to minimize interference with Tenant's access to and use of the Premises; provided that overtime charges shall be included in the Completion Cost. Landlord further agrees that it shall cooperate in good faith with Tenant to provide notice to Tenant of the schedule of the various components of the work.


II.      COST OF TENANT IMPROVEMENTS
         ---------------------------

         A. Landlord shall complete, or cause to be completed, the Tenant Improvements, at the construction cost shown in the approved Final Cost Estimate (subject to the provisions of this Work Letter), in accordance with final Working Drawings and Specifications approved by both Landlord and Tenant. Landlord shall pay towards the final construction costs ("Completion Cost") as incurred a maximum of Seventy-Eight Thousand Three Hundred Sixty-Four Dollars ($78,364.00) ("Landlord's Contribution"), and Tenant shall be fully responsible for the remainder ("Tenant's Contribution"); provided, however, that Landlord shall, in addition to the Landlord's Contribution, be responsible for the cost of the following items as reflected in the January 14, 2002 cost estimate (the "Landlord Work"), which cost items shall not be included in the Tenant's
                  Contribution: (i) the installation and finishing of the demising walls of the Premises, (ii) the life safety upgrade work, and (iii) the retrofit of the existing ceilings to comport with applicable codes. If the actual cost of completion of the Tenant Improvements is less than the maximum amount provided for the Landlord's Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

         B. The Completion Cost shall include all direct costs of Landlord in completing the Tenant Improvements (exclusive of the cost of the Landlord Work as provided above), including but not limited to the following: (i) payments made to architects, engineers, contractors, subcontractors and other third party consultants in the performance of the work, (ii) permit fees and other sums paid to governmental agencies, and (iii) costs of all materials incorporated into the work or used in connection with the work. The Completion Cost shall also include an administrative/supervision fee to be paid to Landlord in the amount of five percent (5%) of all hard construction costs.

         C. Prior to start of construction of the Tenant Improvements, Tenant shall pay to Landlord the amount of the Tenant's Contribution set forth in the approved Final Cost Estimate. In addition, if the actual Completion Cost of the Tenant Improvements is greater than the Final Cost Estimate because of modifications or extras not reflected on the approved Working Drawings and Specifications which are requested by Tenant, and further provided that the sum of (i) the cost of such modifications and extras and (ii) the Final Cost Estimate, exceeds the Landlord's Contribution, then Tenant shall pay to Landlord, within ten (10) days following submission of an invoice therefor, all such additional costs, including any additional architectural fee, so long as the additional cost of any changes had been approved by Tenant. If Tenant defaults in the payment of any sums due under this Work Letter, Landlord shall (in addition to all other remedies) have the same rights as in the case of Tenant's failure to pay rent under the Lease.